As filed with the U.S. Securities and Exchange Commission on July 23, 2025.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Linkhome Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	6531	93-4316797
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2 Executive Circle, Suite 100
Irvine, CA 92614
(800) 680-9158
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Zhen “Bill” Qin
Chief Executive Officer
2 Executive Circle, Suite 100
Irvine, CA 92614
(626) 829-2666
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Blankenship Winston & Strawn LLP 800 Capitol Street, Suite 2400 Houston, Texas 77002 (713) 651-2678	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road, Suite 260 Vienna, VA 22182 703-919-7285

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-280379

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock offered by Linkhome Holdings Inc. (the “Registrant”) by 287,500 shares, 37,500 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for sale are in an amount and at a price that together represent not more than 20% of the maximum aggregate offering price set forth in the filing fee table filed as an exhibit to the Initial Registration Statement (defined below). The contents of the Registration Statement on Form S-1, as amended (File No. 333-280379), including all exhibits thereto (the “Initial Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on July 23, 2025, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the below Exhibit Index and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Fox Rothschild LLP

23.1	Simon & Edward LLP, Independent Registered Public Accounting Firm

23.2	Fox Rothschild LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on the signature page of the Registration Statement on Form S-1 as filed with the Commission on June 21, 2024)

107	Filing Fee Table

*	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, California on July 23, 2025.

LINKHOME HOLDINGS INC.

By:	/s/ Zhen Qin
Zhen Qin
Chairman of the Board and Chief Executive Officer

Name	Title	Date

/s/ Zhen Qin	Chairman of the Board and Chief Executive Officer	July 23, 2025
Zhen Qin	(Principal Executive Officer)

/s/ Na Li	Chief Financial Officer and Director	July 23, 2025
Na Li	(Principal Financial and Accounting Officer)

/s/ Xiaoyu Li	Director	July 23, 2025
Xiaoyu Li

/s/ Minghui Sun	Director	July 23, 2025
Minghui Sun

/s/ Xin Liu	Director	July 23, 2025
Xin Liu

/s/ Leung Tsz Kan	Director	July 23, 2025
Leung Tsz Kan

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